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                                 EXHIBIT 23(D)



                      CONSENT OF THE CARSON MEDLIN COMPANY
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                     CONSENT OF THE CARSON MEDLIN COMPANY




We hereby consent to the inclusion as Appendix B to the Prospectus constituting part of the Registration Statement on Form S-4 of The Colonial BancGroup, Inc. of our letter to the Board of Directors of Southern Banking Corporation and to the references made to such letter and to the firm in such Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                /s/ The Carson Medlin Company

                                                    THE CARSON MEDLIN COMPANY

Tampa, Florida
February 23, 1996